UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 21, 2017

Date of Report (Date of earliest event reported)

Protective Life Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11339	95-2492236
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)                                  On February 21, 2017, the Board of Directors (the “Board”) of Protective Life Corporation (the “Company”) elected Paul R. Wells as Senior Vice President, Chief Accounting Officer and Controller of the Company, effective March 1, 2017.  Mr. Wells, 43, has served as Senior Vice President and Chief Financial Officer - Life and Annuity Division of the Company since 2014.  Prior to that, Mr. Wells served as Vice President and Chief Financial Officer - Life and Annuity Division of Protective Life Insurance Company, the Company’s primary operating subsidiary, since 2007.  Steven G. Walker, 57, who has served as Controller of the Company since 2003, will continue to serve as Executive Vice President and Chief Financial Officer of the Company.

(e)                                  On February 21, 2017, the Board approved the terms of 2017 annual and long-term incentive opportunities for the Company’s named executive officers. The annual incentives will be payable under an Annual Incentive Plan that will be effective for calendar year 2017, and the 2017 long-term incentive awards will be established under individual award agreements.

The Annual Incentive Plan will allow the Compensation & Management Succession Committee (the “Compensation Committee”) of the Board to authorize the payment of annual incentives based on a specified list of performance objectives (or such other objectives as may be approved by the Board). The performance objectives applicable with respect to 2017 are (1) after tax adjusted operating income (60% of the incentive opportunity), (2) the value of new business (30% of the incentive opportunity), and (3) expense management objectives (10% of the incentive opportunity). The amount payable as an annual incentive opportunity is subject to a downward adjustment of up to 20% if the Company’s risk based capital at year-end 2017 falls below 375%.

The amount payable based on each of the three above described performance objectives can range from 0% (for performance below threshold levels) to 200% (for performance at or above maximum) of the portion of target award related to such performance objective. At the threshold level of performance, 50% of the allocable portion of the target award will be payable, with 100% payable for performance at target. For achievement between the stated performance levels (i.e., between threshold and target, and between target and maximum), the amount payable will be determined by mathematical interpolation. To receive payment of any annual incentive, a named executive officer must generally be employed on the payment date, except that an executive who retires at or after qualifying for early retirement under the terms of the qualified Protective Life Corporation Pension Plan (“Early Retirement”) or whose employment terminates due to death or disability will receive payment of a pro-rated annual incentive based on service performed during 2017 prior to termination or such greater amounts as the Compensation Committee may determine, in its discretion.

The 2017 long-term incentive opportunities for the named executive officers are comprised of three separate awards:

(i) an award of phantom performance units that are generally designed to vest based on the achievement of two performance objectives — cumulative after tax adjusted operating income (“Adjusted Operating Income Objective”) and average return on equity (“ROE Objective”) — over the period 2017-2019 and generally subject to the executive’s continued employment until the applicable payment date of the earned award (“PU Award”);

(ii) an award of phantom restricted units that are generally designed to vest in two approximately equal installments on each of December 31, 2019 and December 31, 2020, generally subject to the executive’s continued employment until such date (the “RU Award”); and

(iii) a dollar denominated award that is generally designed to vest in December 2019 based on the executive’s continued employment, the value of which will be adjusted to reflect the change in the value of Dai-ichi Life’s common stock over the measurement period stated below (the “Parent Based Award”).

The number of units subject to each PU Award will be determined by dividing 60% of each named executive officer’s target long-term incentive opportunity by an amount equal to 90% of the Company’s applicable tangible book value per unit as of January 1, 2017. The number of the Company’s restricted stock units subject to each RU Award will be determined by dividing 30% of the executive’s target long-term incentive opportunity by an amount equal to the Company’s applicable tangible book value per unit as of January 1, 2017.

One half of the units subject to each PU Award will be subject to achieving the ROE Objective and one-half will be subject to achieving the Adjusted Operating Income Objective. The amount payable in respect of each unit can range from 0% (for performance against the applicable objective below the threshold level) to 200% (for performance at or above maximum). One hundred percent (100%) of the award will be payable for performance at target. For achievement between the stated performance levels (i.e., between threshold and target, and between target and maximum), the amount payable will be determined by mathematical interpolation.

The PU Awards and the RU Awards generally will be forfeited if the named executive officer’s employment terminates prior to the date of payment, in the case of the PU Award, or the date of vesting, in the case of the RU Award. However, an executive whose employment terminates earlier due to death, disability, or Early Retirement will receive a pro-rated portion, based on service through the date of termination, of the PU Award that would otherwise be payable (or such greater amount as the Compensation Committee may determine in its discretion). An executive who terminates employment due to death, disability, or retirement at or after normal retirement age under the terms of the qualified Protective Life Company Pension Plan (“Normal Retirement”) will be fully vested in his or her RU Award. An executive who terminates employment due to Early Retirement will receive at least a pro-rated portion of the RU Award (or such greater amount as the Compensation Committee may determine in its discretion).

The initial cash value of the Parent Based Award is equal to 10% of the target long-term incentive award opportunity for each named executive officer. At vesting, the amount payable in respect of such Parent Based Award shall be such initial value multiplied by the percentage change in the value of the common stock of Dai-ichi Life, whether such value has increased or decreased, over the period from February 1, 2017 to December 31, 2019, as measured based on the average value of such common stock in February 2017 and December 2019, respectively. Payment of the award will generally be contingent upon the executive’s being employed on the date of payment, except that an executive whose employment terminates due to death, disability, or Normal Retirement will fully vest in such Parent Based Award. An executive who terminates employment due to Early Retirement will vest in at least a pro-rated portion of the Parent Based Award (or such greater amount as the Compensation Committee may determine in its discretion).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTIVE LIFE CORPORATION

/s/ Steven G. Walker
Steven G. Walker
Executive Vice President, Controller and Chief Financial Officer

Dated: February 27, 2017